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                                                                    EXHIBIT 3.14

                                     BY-LAWS

                                       OF                         As amended
                                                              February 10, 1975
                                 BELL OIL CORP.

                                    ARTICLE I

                                    MEETINGS

Section 1. Place of Meeting. Any or all meetings of the shareholders, and of the board of directors, of this corporation may be held within or without the State of Michigan provided that no meeting shall be held at a place other than the registered office in Michigan, except pursuant to by-law or resolution adopted by the board of directors.

Section 2. Annual Meeting of Shareholders. The annual meeting of the shareholders shall be held on the second Monday in February.

Section 3. Notice of Annual Meeting of Shareholders. At least ten (10) days prior to the date fixed by Section 2 of this article for the holding of the annual meeting of shareholders, written notice of the time, place and purpose of such meeting shall be mailed, as hereinafter provided, to each shareholder entitled to vote at such meeting.

Section 4. Delayed Annual Meeting. If, for any reason, the annual meeting of the shareholders shall not be held on the day hereinbefore designated, such meeting may be called and held as a special meeting, and the same proceedings may be had thereat as at an annual meeting, provided however, that the notice of such meeting shall be the same herein required for the annual meeting, namely, not less than a ten (10) day notice.

Section 5. Order of Business at Annual Meeting. The order of business at the annual meeting of the shareholders shall be as follows:

                        (a)   Roll call
                        (b)   Reading notice and proof of mailing
                        (c)   Report of president
                        (d)   Report of secretary
                        (e)   Report of treasurer
                        (f)   Election of directors
                        (g)   Transaction of other business mentioned
                              in the notice
                        (h)   Adjournment

provided, that in the absence of any objection, the presiding officer may vary the order of business at discretion.
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                                BY-LAWS (Cont'd)

Section 6. Special Meetings of Shareholders. A special meeting of the shareholders may be called at any time by the president, or by a majority of the board of directors, or by shareholders entitled to vote upon not less than an aggregate of fifty (50%) percent of the outstanding shares of the corporation having the right to vote at such special meeting. The method by which such meeting may be called is as follows: upon receipt of a specification in writing setting forth the date and objects of such proposed special meeting, signed by the president, or by a majority of the board of directors, or by shareholders as above provided, the secretary of this corporation shall prepare, sign and mail the notices requisite to such meeting.

Section 7. Notice of Special Meeting of Shareholders. At least three (3) days prior to the date fixed for the holding of any special meeting of shareholders, written notice of the time, place and purposes of such meeting shall be mailed, as hereinafter provided, to each shareholder entitled to vote at such meeting. No business not mentioned in the notice shall be transacted at such meeting.

Section 8. Organization Meeting of Board. At the place of holding the annual meeting of shareholders, and immediately following the same, the board of directors as constituted upon final adjournment of such annual meeting shall convene for the purpose of electing officers and transacting any other business property brought before it provided, that the organization meeting in any year may be held at a different time and place than that herein provided by consent of a majority of the directors of such new board.

Section 9. Meetings of the Board. Meetings of the board of directors may be called at any time by the president or secretary, or by a majority of the board of directors. Directors shall be notified in writing of the time, place and purpose of all meetings of the board, except the regular annual meeting held immediately after the annual meeting of the shareholders, at least three (3) days prior thereto. Any director shall, however, be deemed to have waived such notice by his attendance at any meeting, or by waiver as hereinafter provided.

Section 10. Notices and Mailing. All notices required to be given by any provision of these by-laws shall state the authority pursuant to which they are issued (as, "by order of shareholders", or "by order of the president", or "by order of the board of directors", as the case may be) and shall bear the written or printed signature of the secretary. Every notice shall be deemed duly served when the same has been deposited in the United States
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                                BY-LAWS (Cont'd)

mail, with postage fully prepaid, plainly addressed to the sendee at his, her or its last address appearing upon the original or duplicate stock ledger of this corporation at its registered office in Michigan.

Section 11. Waiver of Notice. Notice of the time, place and purpose of any meeting of the shareholders or of the board of directors may be waived by telegram, radiogram, cablegram or other writing, either before or after such meeting has been held.

                                   ARTICLE II

                                     QUORUM

Section 1. Quorum of Shareholders. A majority of the outstanding shares of this corporation entitled to vote, present by the record holders thereof in person or by proxy shall constitute a quorum at any meeting of the shareholders.

Section 2. Quorum of Directors. A majority of the directors shall constitute a quorum at any meeting of the shareholders.

                                   ARTICLE III

                          VOTING, ELECTIONS AND PROXIES

Section 1. Who Entitled to Vote. Except as the articles or an amendment, or amendments, thereto otherwise provide, each shareholder of this corporation shall, at every meeting of the shareholders, be entitled to one vote in person or by proxy for each share of capital stock of this corporation held by such shareholder, subject, however, to the full effect of the limitations imposed by the fixed record date for determination of shareholders set forth in Section 2 of this article.

Section 2. Record Date for Determination of Shareholders. Twenty (20) days preceding (a) the date of any meeting of shareholders (b) the date for the payment of any dividends (c) the date for the allotment of rights (d) the date when any change or conversion or exchange of capital stock shall go into effect is hereby fixed as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any stock on the books of the corporation or otherwise after any such record date fixed as aforesaid. Nothing in this section shall affect the rights of a shareholder and his transferee or transferor as between themselves.
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                                BY-LAWS (Cont'd)

Section 3. Proxies. No proxy shall be deemed operative unless and until signed by the shareholders and filed with the corporation. In the absence of limitation to the contrary contained in the proxy, the same shall extend to all meetings of the shareholders and shall remain in force three years from its date, and no longer.

Section 4. Vote by Shareholder Corporation. Any other corporation owning voting shares in this corporation may vote upon the same by the president of such shareholder corporation, or by proxy appointed by him, unless some other person shall be appointed to vote upon such shares by resolution of the board of directors of such shareholder corporation.

Section 5. Cumulative Voting. In all elections for directors, every shareholder entitled to vote shall have the right to vote, in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as will equal the number of directors multiplied by the number of shares of his stock or to distribute them on the same principle among as many candidates as he shall see fit.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

Section 1. Number and Term of Directors. The business, property and affairs of this corporation shall be managed by a board of directors composed of four members, who need not be shareholders. The directors shall be elected at the annual meeting of the corporation each year and shall hold office for a term of one year and until his successor is elected and qualified.

Section 2. Vacancies. Vacancies in the board of directors shall be filled by appointment made by the remaining directors. Each person so elected to fill vacancy shall remain a director until his successor has been elected by the shareholders, who may make such election at their next annual meeting or at any special meeting, duly called for that purpose, held prior thereto.

Section 3. Action by Unanimous Written Consent. If and when the directors shall severally or collectively consent in writing to any action to be taken by the corporation, such action shall be as valid corporate action as though it had been authorized at a meeting of the board of directors.
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                                BY-LAWS (Cont'd)

Section 4. Power to Make By-Laws. The board of directors shall have power to make and alter any by-law or by-laws, including the fixing and altering of the number of the directors, provided, that the board shall not make or alter any by-law or by-laws fixing the qualifications, classifications or term of office of any member or members of the then existing board.

Section 5. Power to Elect Officers. The board of directors shall select a president, a secretary and a treasurer and may select one or more vice-presidents, assistant secretaries and assistant treasurer. No officer except a president need be a member of the board but a vice-president who is not a director shall not succeed to nor fill the office of president. Any two of the above offices, except those of president and vice-president, may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

Section 6. Power to Appoint Other Officers and Agents. The board of directors shall have power to appoint such other officers and agents as the board may deem necessary for transaction of the business of the corporation.

Section 7. Removal of Officers and Agents. Any officer or agent may be removed by the board of directors whenever in the judgment of the board the business interests of the corporation will be served thereby.

Section 8. Power to Fill Vacancies. The board shall have power to fill any vacancy in any office occurring from any reason whatsoever.

Section 9. Delegation of Powers. For any reason deemed sufficient by the board of directors, whether occasioned by absence or otherwise, the board may delegate all or any of the powers and duties of any officer to any other officer or director, but no officer or director shall execute, acknowledge or verify any instrument in more than one capacity.

Section 10. Power to Appoint Executive Committee. The board of directors shall have power to appoint by resolution an executive committee composed of two or more directors who, to the extent provided in such resolution, shall have and exercise the authority of the board of directors in the management of the business of the corporation between meetings of the board.

Section 11. Power to Require Bonds. The board of directors may require. any officer or agent to file with the corporation a satisfactory bond conditioned for faithful performance of his duties.
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                                BY-LAWS (Cont'd)

Section 12. Compensation. The compensation of directors, officers and agents may be fixed by the board.

                                    ARTICLE V

                                    OFFICERS

Section 1. President. The president shall be selected by, and from the membership of, the board of directors. He shall be the chief executive officer of the corporation. He shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board are carried into effect. He shall be ex-officio a member of all standing committees and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation.

Section 2. Vice-Presidents. At least one vice-president may be chosen from the membership of the board. Such vice-presidents as are board members, in the order of their seniority, shall perform the duties and exercise the powers of the president during the absence or disability of the president.

Section 3. Secretary. The secretary shall attend all meetings of the stockholders and of the board of directors, and of the executive committee, and shall preserve in books of the company true minutes of the proceedings of all such meetings. He shall safely keep in his custody the seal of the corporation and shall have authority to affix the same to all instruments where its use is required. He shall give all notices required by statute, by-law or resolution. He shall perform such other duties as may be delegated to him by the board of directors or by the executive committee.

Section 4. Treasurer. The treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements; he shall deposit all moneys, securities and other valuable effects in the name of the corporation in such depositaries as may be designated for that purpose by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors at the regular meetings of the board, and whenever requested by them, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board he shall deliver to the president of the company, and shall keep in force, a bond in form
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                                BY-LAWS (Cont'd)

amount and with a surety or sureties satisfactory to the board, conditioned for faithful performance of the duties of his office, and for restoration to the corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property whatever kind in his possession or under his control belonging to the corporation.

Section 5. Assistant Secretary and Assistant Treasurer. The assistant secretary, in the absence or disability of the secretary, shall perform the duties and exercise the powers of the secretary. The assistant treasurer, in the absence or disability of the treasurer, shall perform the duties and exercise the powers of the treasurer.

                                   ARTICLE VI

                              STOCKS AND TRANSFERS

Section 1. Certificates for Shares. Every shareholder shall be entitled to a certificate of his shares signed by the president or a vice-president and the secretary or the treasurer, or by the assistant secretary or the assistant treasurer, under the seal of the corporation, certifying the number and class of shares represented by such certificates, which certificates shall state the terms and provisions of all classes of shares and if such shares are not full-paid, the amount paid.

Section 2. Transferably Only on Books of Corporation. Shares shall be transferable only on the books of the corporation by the persons named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificates therefor.

Section 3. Registered Shareholders. The corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have express or other notice thereof, save as may be otherwise provided by the statutes of Michigan.

Section 4. Regulations. The board of directors shall have power and authority to make all such rules and regulations as the board shall deem expedient regulating the issue, transfer and registration of certificates for shares in this corporation.
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                                BY-LAWS (Cont'd)

                                   ARTICLE VII

                             DIVIDENDS AND RESERVES

Section 1. Sources of Dividends. The board of directors shall have power and authority to declare dividends from the following sources:

                  (a)   From earned surplus;
                  (b)   From any surplus, as to dividends upon
                        preferred shares only;
                  (c)   From appreciation of the value of the
                        assets of the corporation, provided that such dividend shall be payable in stock only.

In determining earned surplus the judgment of the board shall be conclusive in the absence of bad faith or gross negligence.

Section 2. Manner of Payment of Dividend. Dividends may be paid in cash, in property, in obligations of the corporation or in shares of the capital stock of the corporation.

Section 3. Reserves. The board of directors shall have power and authority to set apart, out of any funds available for dividends, such reserve or reserves, for any proper purpose, as the board in its discretion shall approve; and the board shall have power and authority to abolish any reserve created by the board.

                                  ARTICLE VIII

                             EXECUTION OF INSTRUMENT

Section 1. Checks, etc. All checks, drafts and orders for payment of money shall be signed in the name of the corporation and shall be countersigned by such officers or agents as the board of directors shall from time to time designate for that purpose.

Section 2. Contracts, Conveyances, etc. When the execution of any contract, conveyance or other instrument has been authorized without specification of the executing officers, the president, or any vice-president, and the secretary, treasurer or assistant secretary, may execute the same in the name and behalf of this corporation and may affix the corporate seal thereto. The board of directors shall have power to designate the officers and agents who shall have authority to execute any instrument in behalf of this corporation.
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                                BY-LAWS (Cont'd)

                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

Section 1. Amendments, How Effected. These by-laws may be amended, altered, changed, added to or repealed by the affirmative vote of a majority of the shares entitled to vote at any regular or special meeting of the shareholders if notice of the proposed amendment, alteration, change, addition or repeal be contained in the notice of the meeting, or by the affirmative vote of a majority of the board of directors if the amendment, alteration, change, addition or repeal be proposed at a regular or special meeting of the board and adopted at a subsequent regular meeting; provided, that any by-laws made by the affirmative vote of a majority of the board of directors as provided herein may be amended, altered, changed, added to or repealed by the affirmative vote of a majority of the shares entitled to vote at any regular or special meeting of the shareholders; also provided, however, that no change of the date for the annual meeting of shareholders shall be made within thirty days next before the day on which such meeting is to be held, unless consented to in writing, or by a resolution adopted at a meeting, by all shareholders entitled to vote at the annual meeting.

                                    ARTICLE X

                 ELECTION WHERE CORPORATION IS SOLE SHAREHOLDER

Section 1. Corporation as Sole Shareholder. Articles IV and V notwithstanding, whenever all of the shares of the corporation are held by a corporation, such corporation, as sole shareholder, shall elect Directors and Officers for the corporation at each annual meeting.